UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2021

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, the Board of Directors (the “Board”) of Vericel Corporation (the “Company”), upon the recommendation of its Governance and Nominating Committee (the “Governance Committee”), elected Lisa Wright as a director of the Company and member of the Governance Committee, effective immediately. Ms. Wright will serve on the Board until her successor is duly elected and qualified or until her earlier resignation or removal. In connection with her election, Ms. Wright received an option to purchase 9,127 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Market on the grant date, and 3,651 restricted stock units (“RSUs”). Of the options granted, 3,250 shall vest in equal monthly installments over three years commencing on the date of grant, and the remainder shall vest in equal monthly installments, until the earlier of the date of the Company’s next annual meeting of shareholders or April 27, 2022, subject to continued service through such vesting dates. Of the RSUs granted, 1,300 shall vest as to one-third annual increments over three years commencing on the date of grant, and the remainder shall vest on the earlier of the first anniversary date of the RSU grant or the date of the Company’s next annual meeting of shareholders, subject to continued service through such vesting dates.

Ms. Wright will also receive annual cash compensation and equity grants pursuant to the Company’s director compensation guidelines. Ms. Wright has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed on August 31, 2010.

There are no arrangements or understandings between Ms. Wright and any other person pursuant to which Ms. Wright was appointed as a member of the Board. There are no family relationships between Ms. Wright, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Wright, on the one hand, and the Company, on the other.

A press release announcing Ms. Wright’s appointment is filed as Exhibit 99.1 hereto.

Following Ms. Wright’s appointment, the Chairman of the Board, Dr. Robert Zerbe, will no longer serve as a member of the Board’s Governance and Nominating Committee.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Vericel Corporation, dated June 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: June 2, 2021	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Vice President, General Counsel and Secretary